LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made this 20th day of April, 2006, by and among, Manufacturers and Traders Trust Company (hereinafter the “Bank”), Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Co., individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company (jointly, severally and collectively, the “Borrowers”), as follows:

WITNESSETH:

WHEREAS, Borrowers have requested that Bank provide a TEN MILLION AND 00/100 DOLLAR ($10,000,000.00) loan (the “Loan”) to Borrowers in the form of a revolving line of credit loan to assist Borrowers in construction of certain residential development projects from time to time, having a sub-limits of: (i) THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00); and (ii) for site improvement letters of credit with respect to infrastructure improvements for residential developments including, but not limited to, the construction of sewer lines, utilities, drainage, curbing, roads, storm water lines, landscaping, lighting, fire hydrants and signage (the “Infrastructure Improvements”) of SIX MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($6,500,000.00) (hereinafter collectively referred to as the “Project”) on lands located in Luzerne County, Lackawanna County, Monroe County and Carbon County, Pennsylvania, as such lands are more fully described on Exhibit “A” attached hereto and incorporated herein (the “Premises”), which Loan shall in all cases be in the amount of up to the maximum at any time outstanding of the lesser of (a) TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), or (b) 80% of the cost or appraised value of the Units, as hereinafter defined; and

WHEREAS, the Bank, subject to and pursuant to the terms and conditions set forth herein, has agreed to provide the Borrowers the Loan; and

WHEREAS, the parties hereto are desirous of reducing to writing their agreement as to the terms and conditions under which the Loan is being granted;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, stipulate and agree as follows:

ARTICLE I

DEFINITIONS

1.1

Section   Certain Definitions.  In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words have the following meanings respectively, unless the context hereof otherwise clearly requires:

“Agreement” shall mean this Loan Agreement, as the same may be amended, modified or supplemented from time to time.

“Architects” shall mean those architects selected by one or more of the Borrowers and pre-approved by the Bank in its reasonable discretion for each Project.

“Architects’ Agreements” shall mean the Architects’ Agreements between Borrowers and each of the Architects with respect to the Improvements, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

“Change Order” shall mean any amendment, modification or supplement to the Plans and Specifications.

“Closing” shall mean the execution and delivery of the Loan Documents by Borrowers and Bank.

“Closing Date” shall mean the date of the Closing.

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“Commitment” shall mean that certain proposal letter, dated October 12, 2005, from Bank to Borrowers, as may be amended from time to time.

“Completion Date” shall mean the completion of all site improvements on the Land in conformity to the Plans and Specifications and in conformity to the existing municipal improvements agreement as are presented from time to time and pre-approved by the Bank in its sole but reasonable discretion on or before the dates agreed to by the Borrowers and the Bank for each separate Project.

“Construction Contracts” shall mean, collectively, the General Construction Contracts, all Major Subcontracts, if any, and all other major contracts concerning the construction of each of the Projects.

“Contract Assignment” shall mean the Assignments of Contracts, dated the date hereof, given by Borrowers to Bank, as the same may be amended, modified or supplemented from time to time.

“Contracts” shall mean, collectively, the Construction Contracts and the Architects’ Agreements.

“Cost Certificate” shall mean the complete breakdown of all Project Costs as the same is pre-approved in writing between the Borrowers and the Bank with respect to each Project.

“Default Rate” shall have the meaning assigned to that term in the Note.

“Direct Costs” shall mean all expenditures incurred or to be incurred by Borrowers for work, labor or Materials furnished in connection with the construction of the Improvements.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term “ERISA Affiliate” means any trade or business that, together with the Borrowers, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

“ERISA Event” means (a) a “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan, (b) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by Borrowers or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by the Borrowers or any ERISA Affiliate from the PBGC or  plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or (f) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall have the meaning set forth in Section 11.1 hereof.

“General Construction Contracts” shall mean the construction contracts between one or more of the Borrowers and the General Contractors, as the same may be amended, modified or supplemented from time to time.

“General Contractors” shall mean those contractors selected by one or more of the Borrowers and pre-approved by the Bank in its sole but reasonable discretion for each Project.

“Hazardous Substances” shall have the meaning assigned to that term in the Mortgage.

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“Improvements” shall mean the residential developments and related improvements and amenities to be constructed upon the Land in accordance with the Plans and Specifications, together with all tenant improvements therefor and all equipment, fixtures and other personal property attached thereto or used in connection within.

“Indirect Costs” shall mean all expenditures incurred or to be incurred by any one or more of the Borrowers in connection with or incidental to each Project, other than Direct Costs, including without limitation costs of acquisition of Land (if any), costs of title examination and insurance, costs of surveys, mortgage recording fees, real estate taxes and assessments, water and sever rents, insurance premiums, fees of the Architect, fees of Borrowers’ and Bank’s counsel, interest on the Loan, engineers’ fees, development fees (if any), appraisal fees, marketing fees, and sums paid by Borrowers for obtaining the Loan and any subsequent financing.

“Land” shall mean the premises described in Exhibit “A” hereto.

“Lease Assignments” shall mean the Assignments of Rentals and Leases, dated the date hereof, given by one or more of the Borrowers to Bank, as the same may be amended, modified or supplemented from time to time.

“Loan Advances” shall mean advances on account of the Loan made by Bank from time to time pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgages, the Lease Assignments, the Contract Assignments, and any and all other documents delivered by or on behalf of Borrowers  in connection with the Loans, as the same may be amended, modified or supplemented from time to time.

“Major Subcontract” shall mean any Subcontract with a contract price greater than or equal to $5,000.00.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of any one or more of the Borrowers and/or any one or more of their Subsidiaries taken as a whole, (b) the ability of any one or more of the Borrowers to pay or perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Bank under this Agreement and the other Loan Documents.

“Materials” shall mean all materials, supplies, chattels, fixtures, machinery, equipment or other articles of property furnished or to be furnished in connection with the construction of, and to be incorporated into, the Improvements.

“Mortgages” shall mean the Open-End Mortgages dated the date hereof and given by any one or more of the Borrowers to Bank, as the same may be amended, modified or supplemented from time to time.

“Mortgaged Property” shall have the meaning assigned to that term in the Mortgages.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Obligations” shall mean all amounts at any time owing or payable under the Note (as hereinafter defined), all costs and expenses incurred by Bank in the collection or enforcement of any of the Loan Documents, including attorney’s fees; all future advances made by Bank for taxes, levies, insurance and repairs to or maintenance of the property; and any other indebtedness, liability or obligation of any one or more of the Borrowers  to Bank, whether now owed or hereinafter incurred.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

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“Pension Plan” means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plans and Specifications” shall mean the final plans and specifications for the construction of the improvements for each separate Project prepared by the applicable pre-approved Architect, initialed for identification purposes on or prior to the date hereof by Borrowers, Bank and the applicable pre-approved General Contractor, and approved by all Official Bodies, inducting all working drawings and shop drawings prepared for use in connection therewith, as the same may be amended, modified or supplemented from time to time by Change Orders executed in compliance with the provisions of the Loan Documents.

“Potential Default” shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Project” means each separate design and construction of the Improvements on the Land, the leasing (if any) of space in the Improvements and the financing of such design, construction and leasing.

“Project Costs” shall mean, collectively, Direct Costs and Indirect Costs for each Project.

“Property” shall mean, collectively, the Land, the Improvements and the Materials, and the other tangible property covered by any one or more of the Mortgages.

“Subcontract” shall mean any contract between any one or more of the General Contractors (or any Subcontractor) and any person, firm or corporation for the furnishing of work, labor or Materials or the transporting or storing of Materials in connection with the construction of the Improvements, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

“Subcontractor” shall mean any person, firm or corporation who performs work or labor or supplies Materials under any Subcontract.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority, including stamp or documentary taxes or other excise or property taxes, charges or levies.

“Title Company” shall mean Stewart Title Insurance Company.

“Title Policy” shall mean the policy of title insurance issued by the Title Company to Bank insuring the Mortgages as required by the Commitment.

“Unit” shall mean collectively each single family residential buildings constructed on any portion of the Land.

1.2

Section   Construction.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and “or” has the inclusive meaning represented by the phrase “and/or”. References in this Agreement to “judgments” of Bank include good faith estimates by Bank (in the case of quantitative judgments) and good faith beliefs by Bank (in the case of qualitative judgments). The words “hereof’, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

ARTICLE II

THE LOAN

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Section 2.1  The Loan.  The Bank agrees, upon the terms and subject to the conditions contained in this Loan Agreement, to make the Loan to Borrowers, which includes the commitment by Bank to a revolving construction line of credit, for which a one-time commitment fee of $17,500.00 to be paid to the Bank as of the date hereof, and to issue the letters of credit from time to time on behalf of any one or more of the Borrowers for the benefit of appropriate municipal entities for the construction of Infrastructure Improvements. Borrowers promise to pay interest on the unpaid principal balance outstanding on the Loan at the rate and in the manner set forth in the Note, to repay the principal of the Loan in the manner set forth herein and in the Note, to pay Bank’s charges for the issuance of letters of credit at the rate of .90% of the issuance amount per annum plus customary issuance costs payable on the issuance of the first letter of credit and annually thereafter, and should any such letter of credit be drawn upon, to repay the Bank in the manner provided herein and in the Note, any and all sums paid by Bank in connection with any letter of credit together with interest thereon, and to pay, on demand, any and all additional sums of money which may be due to the Bank pursuant to this Loan Agreement or pursuant to any other documents executed by the parties hereto in connection with the Loan, or the issuance of any letter of credit, including, without limitation on the generality of the foregoing, any sums due to the Bank pursuant to the terms and provisions of any documents executed to secure all or part of Borrowers’ obligations hereunder. Payments made by Borrowers in connection with the Loan shall be applied by Bank as more fully set forth in the Note evidencing the Loan, and may be applied between the sub-limits as the Bank shall determine in its sole discretion.

Section 2.2  “Financed By” Sign.  Borrowers hereby agrees to allow Bank to display a “Financed By” sign at the entrance to and at other reasonable location on each Project, and to have Borrowers’ Contractors erect such signs at each Project.

Section 2.3  Stipulation Against Liens.  Prior to the first disbursement of the Loan and thereafter as each Construction Contract is executed, Borrowers shall cause a Stipulation Against Liens to be filed by each General Contractor and duly recorded prior to commencing any work or any materials being ordered or delivered to any part of the Land.

ARTICLE III

CONSTRUCTION LINE OF CREDIT SUB-LOAN

Section 3.1  Purpose of the Construction Line of Credit Sub-Loan.  Up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) of the Loan may be used to fund the completion of construction of the Units on the Land (“Construction Line of Credit Sub-Loan”).

Section 3.2  The Construction Line of Credit Sub-Loan Advances.  The Construction Line of Credit Sub-Loan shall be due and payable on the date two (2) years following the date hereof, with advances limited to the lesser of:  (i) eighty percent (80%) of the appraised value of a typical Unit; or (ii) one hundred percent (100%) of each Unit sold.  Advances for each Unit shall be permitted based upon the progression of construction as determined by the Bank based upon its reasonable judgment and shall be based upon written certification of the completion of the applicable construction phase based upon the following draw schedule:

Cumulative % of Costs

Stage Completion

Completion of footers

5%

5%

Completion of foundation

10%

5%

Completion of slabs

20%

10%

Completion of framing

35%

15%

Completion of mechanicals

45%

10%

Completion of drywall

50%

5%

Completion of paint

70%

20%

Completion of flooring

80%

10%

Completion of kitchen

90%

10%

Completion of unit

100%

10%

The Construction Line of Credit Sub-Loan shall require the payment of the “release price” of any Unit during such two (2) year period.  “Release price” is defined as 125% of the gross sale price of any lot sold, or in the case of the sale of an undivided Unit, the amount paid to the Bank at the time of settlement

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of each lot or Unit within the Project, being equal to the total principal amount advanced for the specific Unit under the Construction Line of Credit Sub-Loan.  Such release price is conditioned upon no Event of Default having occurred and the Borrowers having made all interest payments in accordance with the Note.  Each such principal payment shall be due at settlement as a condition of the Bank’s obligation to release the Unit from the Bank’s lien.  Borrowers shall provide a mortgage release form for execution by Bank and all HUD-1 settlement statements for any Unit being sold at least three (3) business days prior to a closing for each Unit, and the Borrowers shall provide to the Bank copies of all agreements of sale for each Unit within five (5) business days of execution by Borrowers.

Section 3.3  Disbursement of the Proceeds of the Construction Line of Credit Sub-Loan.  Not less than ten business days prior to the making of each Loan Advance, and in all cases not more than twice per each calendar month, Borrowers shall submit to Bank a written request for advance (“Request for Advance”).  Each Request for Advance shall specify in detail the stage of construction (as defined in Section 3.2 above) with respect to each Unit.  The Bank shall advance an amount not to exceed the sums set forth in Section 3.2 and only to the extent of completion of such stage of construction, which request shall contain (i) the total amount of the Loan Request (ii) a certificate of Borrowers and the General Contractor to the effect that (a) the construction of the Improvements to date has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications and the progress thereof is such that the Improvements will be completed by the Completion Date, (b) the amount of the Direct Costs for which such Loan Advance is requested either has been paid by one or more of the Borrowers or is justly due to a General Contractor for work, labor or Materials furnished for the construction of the Improvements, and (c) no part of the Project Costs described in such Request for Advance has been made the basis for any previous Loan Advance or has been or will be used for any other purpose than is described therein, and (iii) a certificate of the applicable General Contractor (a) to the effect that the construction of the Improvements has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications and in compliance with all applicable laws and all applicable private covenants of record and the progress thereof is such that the Improvements (exclusive of tenant improvements) can be expected to be completed by the Completion Date, (b) specifying the stage and percentage of completion which has been achieved by each of the various trades engaged in the construction of the Improvements, and (c) to the effect that the amount of such Loan Advance (excluding Indirect Costs) is not greater than the actual cost of work and labor performed on the Improvements and Materials incorporated in the Improvements.  Each Request for Advance and each receipt of the Loan Advance requested thereby shall constitute a certification by Borrowers that the representations and warranties contained in this Agreement are true and correct on the date of such Request for Advance or such receipt.  In no event shall the Bank be referred to make Loan Advances nor the Borrowers permitted to draw under the Construction Line of Credit Sub-Loan in excess of two (2) spec homes per Project and one (1) condominium building.  A subsequent condominium may be commenced and draws requested when 50% or more of the Units in such condominium are the subject to written agreements of sale pre-approved by the Bank.  In all cases, Loan Advances under the Construction Line of Credit Sub-Loan shall be limited to 100% of sold Units and 80% of spec Units.  Within the limits of the Construction Line of Credit Sub-Loan, Borrowers may borrow, repay, and reborrow under the Construction Line of Credit Sub-Loan.  The Bank, or its designee agent(s) may conduct inspections from time to time at its sole discretion to determine the status of completion; however, no such inspections shall be deemed a representation or warranty by the Bank or its agents as to the quality of the work or the compliance with the Plans and Specifications.

Section 3.4  Loan Advances for Interest.  Bank shall not be obligated to make Loan Advances for the payment of interest on the Loan, but in Bank’s discretion, may make such advances.

Section 3.5  Payment of Loan Advances.  Loan Advances shall, at the option of Bank, either be credited to Borrowers’ account with Bank or be paid by Bank jointly to the Borrowers and to the party or parties who have actually supplied labor, Materials or services in connection with the Project jointly to the Borrowers and to the party or parties to whom payment of any other Project Costs specified in the Request for Advance is due.  No further direction or authorization for such direct payment shall be required, it being understood that any such payment shall be applied toward the satisfaction of the obligations of Bank hereunder and shall be deemed a Loan Advance evidenced by the Note and secured by the Mortgages and the other Loan Documents as fully as if made to Borrowers, regardless of the actual disposition thereof by the party or parties to whom such payment is made.  The making of any Loan Advance by Bank shall not be deemed an acceptance or approval by Bank (for the benefit of

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Borrowers or any third party) of any work performed or Improvements constructed or Materials furnished or installed in connection with the construction of the Improvements and shall not create any privity of contract between Bank and any third party.

Section 3.6  Representations Deemed Made on Presentation of Request for Disbursement.  Each and every Request for Disbursement of the proceeds of the Construction Line of Credit Loan presented by Borrowers in connection with the Project shall constitute Borrowers’ representation that the proceeds of the Loan are being used for the purpose for which the Loan has been granted; that there are sufficient proceeds of the Construction Line of Credit Sub-Loan remaining to complete the construction of the Units then under construction in accordance with Plans and Specifications; that no Event of Default has occurred and is continuing hereunder, or under any other obligation of the Borrowers to the Bank, and that there exists no circumstances which solely by the passage of time and/or giving of notice would create such an Event of Default, that the work for which the request is being made has been done in workmanlike fashion in accordance with the Plans and Specifications; that there is no pending or threatened litigation against anyone or more of the Borrowers and/or any one or more parcels of the Land, that the Borrowers have paid all taxes as and when due by any one or more of them, that there has not been a material adverse change in the financial condition of the Borrowers, that all construction has been completed in accordance with the Plans and Specifications and in accordance with applicable Official Body requirements, that the Bank retains its first priority lien on the Property, and, that the requested proceeds of the Construction Line of Credit Sub-Loan are being used either:  (a) to pay one or more contractors or subcontractors or other persons working or doing work in connection with the construction on an approved Project for work and/or material actually incorporated into an approved Project in accordance with the payment provisions of the applicable contract or understanding; or (b) to reimburse Borrowers for either work performed or materials supplied to and at an approved Project or for payments made to contractors or subcontractors pursuant to the payment provisions of the applicable contract(s) for work and/or material actually incorporated into an approved Project.

Section 3.7  Right of Inspection.  The Bank reserves the right, but does not have the duty, to confirm by and through its authorized officers, employees, agents or representatives, any and all of the representations deemed to have been made by Borrowers in connection with a Request for Disbursement.  Borrowers hereby agrees to permit any such authorized officer, employees, agents or representatives to come upon any portion of the Property at all reasonable times. The cost of such inspections shall be borne by Borrowers. The inspection rights herein provided are solely for the protection of the Bank, and Borrowers hereby acknowledges and agrees that Bank is not making, and will make no representation, or warranty with respect to the construction of the improvements (including, without limiting the generality of the foregoing, the adequacy of the Plans and Specifications, or proper performance by any contractor or supplier) and that no person, including but not limited to the Borrowers has the right to rely on Bank for any matters with respect to the construction or the Bank’s inspections. Bank shall have no liability or obligation to Borrowers or any other person or entity with respect to the Bank’s inspection.  The Bank reserves the right to have the progress of construction for the Project inspected from time to time by an independent and qualified engineer hired by the Bank at the Borrowers’ expenses.

Section 3.8  Conditions to Each Loan Advance.

(a)  Representations and Warranties.  The representations and warranties contained in this Agreement and in the other Loan Documents shall be true on and as of the date of each Loan Advance with the same effect as though made on and as of each such date.  On the date of each Loan Advance hereunder no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur and exist after giving effect to the Loan Advance to be made on such date.

(b)  Contractor Receipts.  Upon request by the Bank to the Borrowers, the Bank shall have received receipts or other verification deemed by Bank to be sufficient from the General Contractor and all Subcontractors evidencing that all sums previously advanced for Direct Costs have been expended for Direct Costs and that Borrowers have received full credit against Direct Costs for amounts so expended.

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(c)  Damage.  On the date of each Loan Advance, the Improvements shall not have been materially injured or damaged by fire or other casualty and have remained unrestored unless the proceeds of insurance are to be applied pursuant to the terms of the Mortgages.

(d)  Title Bring-Downs.  On or prior to the date of each Loan Advance Bank may order, at Borrowers’ expense, a Title Bring-Down which shall reflect that no additional liens have been placed upon the Mortgaged Property.

Section 3.9  Change in Financial Condition.  Notwithstanding anything to the contrary contained herein, should the Bank, in its sole discretion, determine that the financial condition of Borrowers is not sufficient to support a requested advance under the Construction Line of Credit Sub-Loan, or a material adverse change has occurred with respect to the Borrowers such advance need not be made by Bank.

Section 3.10  Appraisal.  Prior to the closing hereunder and from time to time thereafter as each Project is presented to the Bank for approval, Bank shall be provided with an appraisal or appraisals (collectively the “Appraisal”) in form and substance acceptable to Bank in an amount acceptable to Bank (the “Appraised Value”) prepared in accordance with the terms and provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the Regulations thereunder (the “Act”), and prepared by an appraiser, acceptable to Bank, licensed and certified to conduct appraisals in Pennsylvania under the Act on the Units currently or to be under construction on the Property. The Appraisals shall be on an “as completed” value.  The cost of such Appraisals shall be paid by Borrowers immediately upon request of the Bank.

Section 3.11 Environmental Audit. Prior to the closing hereunder and from time to time thereafter as each Project is presented to the Bank for approval, Bank shall be provided, at the sole cost and expense of the Borrowers, with a Phase I environmental audit and any additional environmental reports the Bank may so request in its sole but reasonable discretion evidencing no adverse environmental conditions with any portion of the Property and further evidencing that no portion of the Land is in an “area of special flood hazard”, as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented), nor does any portion of the Land consist of and no portion of the Improvements will be located on filled in land (collectively the “Audits”) for each parcel of land upon any porion of the Property for which any of the Units are currently or to be constructed, as such Audits are in form and substance acceptable to Bank and prepared by an environmental engineer acceptable to Bank, licensed and certified to conduct environmental audits in Pennsylvania. The Borrowers shall further execute and deliver to the Bank before construction of any new Project a transaction screen for each portion of the then to be affected Property.

ARTICLE IV

SITE DEVELOPMENT SUB-LOAN

Section 4.1  Purpose of the Site Development Sub-Loan.  Up to Six Million Five Hundred Thousand Dollars ($6,500,000.00) of the Loan shall be utilized as the Site Development Sub-Loan will be used for the purposes of the Bank’s issuance of irrevocable stand-by letters of credit to Official Bodies from time to time on a revolving basis.

Section 4.2  Maximum Amount of the Site Development Sub-Loan.  The aggregate amount disbursed under the Site Development Sub-Loan may not exceed Six Million Five Hundred Thousand Dollars ($6,500,000.00)

Section 4.3  The Letter of Credit.  The Bank agrees, upon the terms and subject to the conditions contained in this Loan Agreement, to issue, on one or more of the Borrowers’ behalf, irrevocable standby letters of credit to the Official Bodies in an aggregate amount not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000.00) for the purpose of guaranteeing completion of the Infrastructure Improvements to the pre-approved Projects as required by the Official Bodies (the “Letters of Credit”).  The amount of the letters of credit shall be reduced from time to time as the site work and Infrastructure Improvements for each Project is approved by the Official Bodies.

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Section 4.4  Conditions Precedent to Issuance of Letters of Credit.  The letters of credit shall only be issued upon the following conditions:

A.

Borrowers shall have paid to Bank on the date of issuance of the Letter of Credit an annual fee calculated at the rate of 90% of the total amount committed under the letters of credit, which issuance shall not occur absent the Borrowers’ compliance with all of the terms and conditions contained herein and the final approval and due recordation, as appropriate of all permits, licenses and plans;

B.

Borrowers shall have delivered to the Bank executed municipal improvements agreements in form and in substance satisfactory to the Bank and any other documents as requested by the Bank from time to time with respect to each of the Projects.

Section 4.5  Governmental Approvals and Utilities.  Prior to any disbursements under the Site Development Sub-Loan, Borrowers shall provide Bank with evidence, satisfactory to Bank and Bank’s counsel, that (a) all necessary governmental approvals and permits have been or will be obtained for the improvement, and construction on the applicable Project; (b) all utility and municipal services, including but not limited to sewer and water, are available in sufficient capacity to service the applicable Project; (c) all applicable zoning, subdivision, building, environmental and other applicable government laws, ordinances, rules and regulations and EPA approvals, if applicable, have been met; and (d) any and all easements across adjacent lands necessary for ingress and egress to public thoroughfare have been obtained.

Section 4.6  Plans and Specifications/Construction Contract.  At or prior to closing hereunder, and prior to a request for each issuance of a Letter of Credit, Borrowers shall deliver to Bank for inspection and review, the final plans and specifications (the “Plans and Specifications”), as approved by the applicable municipality and county, including a list of all contractors engaged to work on all improvements to be made to the applicable Project, and including, without limitation, subdivision approval from the applicable municipality and county, and copies of all permits, licenses, and approvals issued in connection with the applicable Project. Notwithstanding anything contained herein to the contrary, the Bank shall have no obligation to disburse any of the proceeds of the Construction Line of Credit Sub-Loan until it approves the applicable Plans and Specifications, and receives a copy of the permits, licenses, and approvals, and including, without limitation, the applicable subdivision approval. Further, Borrowers hereby covenant and agree that they will not alter, amend, or modify the Plans and Specifications, or approve any change orders for the construction of improvements to the applicable Project, without the express, prior written consent of the Bank.

Section 4.7  Draws on Site Development Sub-Loan.  Draws in connection with Infrastructure Improvements covered by the Letter of Credit must be accompanied by proof, in writing, that the Infrastructure Improvements have been fully completed and accepted by the applicable municipality and county and that liability under the letters of credit have been reduced by the corresponding dollar amount of the Site Development Sub-Loan proceeds being requested by Borrowers for the Infrastructure Improvements.

Section 4.8  Payment Schedule.  Borrowers shall make monthly interest only payments on the outstanding amount of the advances under the Site Development Sub-Loan until the second (2nd) anniversary of the date hereof, at which time the entire principal, interest and costs due and owing shall be paid in full.  No Letter of Credit shall have an expiration date beyond two (2) years from the date hereof.  Prior to any disbursement, the Borrowers shall provide to the Bank copies of all permits, licenses, and approvals issued in connection with the site development for the then applicable Project. Notwithstanding anything contained herein to the contrary, the Bank shall have no obligation to disburse any of the proceeds of the Site Development Sub-Loan with respect to site development until it approves the cost breakdown and the Payment Schedule for each Project, and receives a copy of the permits, licenses, and approvals for such Project.  The Borrowers hereby covenant and agree that they will not alter, amend, or modify the Plans and Specifications, the cost breakdown, the Payment Schedule, or approve any change orders for the specific Project without the express, prior written consent of the Bank.

Section 4.9  Representations Deemed Made on Presentation of Request for Disbursement.  Each and every Request for Disbursement of the proceeds of the Site Development Sub-Loan presented by Borrowers shall constitute Borrowers’ representation that the proceeds of the Site Development Sub-Loan

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are being used for the purpose for which the Site Development Sub-Loan has been granted; that no Event of Default has occurred and is continuing hereunder, and that there exists no circumstances which solely by the passage of time and/or giving of notice would create such an Event of Default; that the work for which the request is being made has been done in workmanlike fashion in accordance with the Plans and Specifications for the Infrastructure Improvements; and, that the requested proceeds of the Site Development Sub-Loan are being used either: (a) to pay one or more contractors or subcontractors or other persons working or doing work in connection with the construction of or for the Infrastructure Improvements for work and/or material actually incorporated into or for the Infrastructure Improvements in accordance with the payment provisions of the applicable contract or understanding; or (b) to reimburse Borrowers for either work performed or materials supplied to or for the Infrastructure Improvements or for payments made to contractors or subcontractors pursuant to the payment provisions of the Cost Breakdown for work and/or material actually incorporated into or for the Infrastructure Improvements.

Section 4.10  Right of Inspection.  The Bank reserves the right, but does not have the duty, to confirm by and through its authorized officers, employees, agents, inspectors, engineers, representatives, or real estate appraiser, any and all of the representations deemed to have been made by Borrowers in connection with a Request for Disbursement, and to this end, Borrowers hereby agree to permit any such authorized officer, employees, agents, inspectors, engineers, real estate appraiser, or representatives to come upon any portion of the Property at all reasonable times. The cost of each inspection shall be paid by Borrowers to Bank. The inspection right herein is solely for the protection of the Bank, and Borrowers hereby acknowledge and agree that Bank is making and will make no representation, or warranties with respect to the construction of the Infrastructure Improvements (including without limiting the generality thereof, the adequacy of the Plans and Specifications, or proper performance by any contractor or supplier) and that no person, including but not limited to Borrowers, has the right to rely on Bank for any matters with respect to the construction of the Infrastructure Improvements.  Bank shall have no liability or obligation to Borrowers or any other person or entity with respect to the Bank’s inspections.

Section 4.11  Payments Directly to Contractors.  The Bank reserves the right to make disbursements of the proceeds of the Site Development Sub-Loan directly and solely or jointly to contractors or subcontractors performing work at the specific Project for Infrastructure Improvements provided a request for payment to the Contractor being paid has been made by Borrowers.

Section 4.12  Governmental Approvals and Utilities.  Prior to any disbursements under the Site Development Sub-Loan, Borrowers shall provide Bank with evidence, satisfactory to Bank and its counsel, that (a) all necessary governmental approvals and permits have been or will be obtained for the Infrastructure Improvements; (b) all applicable zoning, subdivision, building, environmental and other applicable government laws, ordinances, rules and regulations and EPA approvals, if applicable, have been met; and (c) any and all easements across adjacent lands necessary for ingress and egress to public thoroughfare have been obtained.

Section 4.13   Appraisal/Evaluation.  Bank shall be provided with appraisals (the “Appraisals”) for each Project in form and substance acceptable to Bank, and in an amount acceptable to Bank, (the “Appraised Value”) prepared in accordance with the terms and provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the Regulations thereunder and the Uniform Standards of Professional Practices (the “Act and Practice”), and prepared by an appraiser, acceptable to Bank, licensed and certified to conduct appraisals in Pennsylvania under the Act and Practice. The Appraisals shall be provided to Bank at or prior to the first disbursement of the Site Development Sub-Loan. The Appraisals shall be on an “as completed” value, and the cost of the Appraisals shall be paid by Borrowers prior to any disbursements under the Site Development Sub-Loan.

Section 4.14  Repayment of Advances.  Principal advances for the Site Development Sub-Loan shall be repaid under the same terms and conditions as the Construction Line of Credit Sub-Loan.

Section 4.15 Change in Financial Condition.  Notwithstanding anything to the contrary herein contained, should the Bank, in its sole discretion, at any time determine that the financial condition of Borrowers  is not sufficient to support a requested advance under the Site Development Sub-Loan, or a material adverse change has occurred with respect to any one or more of the Borrowers, such advance need not be made by Bank.

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Section 4.16  Environmental Audit. Prior to the closing hereunder and from time to time thereafter as each Project is presented to the Bank for approval, Bank shall be provided, at the sole cost and expense of the Borrowers, with a Phase I environmental audit and any additional environmental reports the Bank may so request in its sole but reasonable discretion evidencing no adverse environmental conditions with any portion of the Property and further evidencing that no portion of the Land is in an “area of special flood hazard”, as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented), nor does any portion of the Land consist of and no portion of the Improvements will be located on filled in land (collectively the “Audits”) for each parcel of land upon any porion of the Property for which any of the Units are currently or to be constructed, as such Audits are in form and substance acceptable to Bank and prepared by an environmental engineer acceptable to Bank, licensed and certified to conduct environmental audits in Pennsylvania. The Borrowers shall further execute and deliver to the Bank before construction of any new Project a transaction screen for each portion of the then to be affected Property.

Section 4.17 Proforma Cost Breakdowns.  Prior to the commencement of each Project, the Borrowers shall submit to the Bank a proforma cost breakdown of each new Project containing, at a minimum, a sell out time table, a cost breakdown and expense budget, sales proforma and cash flow estimates, which shall be in form and substance satisfactory to the Bank.

ARTICLE V

SECURITY

Section 5.1  Security.  As security for their obligations hereunder, under the Note, and under any documents executed pursuant hereto, Borrowers shall, at closing, provide to the Bank the following collateral:

A.

The Mortgages.  Open-End Mortgages (the “Mortgages”) on all of Borrowers’ right, title and interest in and to the Land together with all improvements thereon, which Mortgages shall be in the form satisfactory to Bank and its counsel;

B.

Assignments.  The Assignment of Contracts and Plans including all of Borrowers’ right, title and interest in and to the Plans and Specifications, all construction contracts, architects’ agreements, municipal agreements, plans and other documents related to each Project (the “Assignments”) in the form satisfactory to Bank and its counsel;

C.

Assignment of Leases.  Assignments of all leases, rentals and profits relating to the Land, or any part thereof, including, but not limited to the Peaks lease (the “Assignment of Leases”), in form satisfactory to Bank and its counsel; and

D.           Cross Collateral and Cross.  A cross collateral and cross default agreement with respect to all existing and obligations of any one or more of the Borrowers to the Bank, together with mortgages in the form satisfactory to Bank and its counsel to be recorded of record securing an existing $3,100,000.00 loan by the Bank to or for the benefit of one or more of the Borrowers.

Section 5.2  Priority of Lien.  With respect to all the Mortgages, Assignments and Assignments of Leases (collectively, the “Collateral”), the Bank’s interest must be duly perfected and superior to the interests and liens of any other person or entity. At closing, the Borrowers shall be provided with a title insurance policy with only those exceptions acceptable to Bank and its counsel, in the amount of Ten Million Dollars ($10,000,000.00) insuring Bank’s first lien interest in the Land, which title insurance will include endorsements 100, 300, 710, 8.1, 1030 and PUD and such other endorsements reasonably required by the Bank and its counsel, and shall include coverage against mechanics liens.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Borrowers, each individually and collectively, represent and warrant to Bank that:

Section 6.1 Organization and Qualification. Borrowers are each duly formed and validly existing corporation under the laws of the state of their incorporation.

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Section 6.2  Authority and Authorization.  Borrowers have the power and authority to execute and deliver this Agreement, to make the borrowings provided for herein, to execute and deliver the Note in evidence of such borrowings, to execute and deliver the other Loan Documents to which any one or more of the Borrowers is/are a party and to perform its/their obligations hereunder and under the Note and the other Loan Documents, and all much action has been duly and validly authorized by all necessary action on its part.

Section 6.3  Execution and Binding Effect.  This Agreement, the Note and the other Loan Documents to which Borrowers is/are a party have been duly and validly executed and delivered by Borrowers, as the case may be, and constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with the terms hereof and thereof.

Section 6.4  Authorizations and Filings.  No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, except as otherwise provided in this Agreement.

Section 6.5  Absence of Conflicts.  Neither the execution and delivery of this Agreement, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or a default under any agreement or instrument to which any one or more of the Borrowers is/are a party or may be subject or by which any of them or any of their respective properties (now owned or hereafter acquired) may be or bound, or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of any one or more of the Borrowers.

Section 6.6  Financial Condition.  The financial statements of Borrowers heretofore furnished to Bank are complete and correct, were prepared in accordance with generally accepted accounting principles (unless proven to Bank’s satisfaction to be not applicable) consistently applied and fairly present the financial condition at the respective dates indicated therein and the results of operations’ for the respective periods indicated therein of Borrowers.  Since the dates of the most recent balance sheets furnished to Bank for Borrowers, there has been no material adverse change in the assets, liabilities or financial condition of any of them from that reflected in their balance sheets.

Section 6.7  Defaults.  No Event of Default and no Potential Default has occurred and is continuing or exists.

Section 6.8  Litigation.  There is no pending or (to Borrowers’ knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting Borrowers, which if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise of Borrowers, or on the ability of Borrowers to perform their respective obligations under the Loan Documents or on the construction or operation of the Improvements.

Section 6.9  Title to Collateral.  Borrowers have good and marketable title in fee simple to all of the Property as set forth on the Title Policy, free and clear of all liens, claims, encumbrances and security interests except as otherwise expressly permitted by Bank in writing, and will defend such title against the claims and demands of all persons.

Section 6.10  Compliance with Laws.  To the extent required by applicable laws, the Plans and Specifications have been approved or shall be approved prior to any Loan Advance by all Official Bodies. The construction of the Improvements as contemplated by the Plans and Specifications and the intended use of the Improvements comply and shall comply with all applicable laws, including without limitation, laws regarding accessibility for and discrimination against disabled individuals (e.g., the Americans with Disabilities Act and Fair Housing Amendments), all applicable private covenants, and with all municipal improvement agreements applicable to the Project including, but not limited to, the applicable municipal and county requirements. All authorizations, certificates, permits, licenses and approvals required by any

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Official Body for the construction, occupancy and use of the Improvements (except those which are not available until completion of construction) have been obtained and are unconditional, in full force and effect and not subject to any appeal period.  Further, all work performed on each Project, and all Materials used for each Project are equal to or exceed industry standards and are in compliance with all code regulations and ordinances applicable to each Project.

Section 6.11  Building Contracts.  The copies of the General Construction Contracts and the Architects’ Agreements furnished to Bank and to be furnished to the Bank are true and correct copies thereof. Such contracts cover all work- and services necessary or desirable for the design, planning and construction of the Improvements, and Borrowers have not entered into, and will not enter into without the prior written consent of Bank, any other contract or agreement for or relating to such design, planning and construction.

Section 6.12  Flood Area, Filled Land.  Except as disclosed in the Environmental Assessment, if any, the Land is not in an “area of special flood hazard”, as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented). No portion of the Land consists of and no portion of the Improvements will be located on filled in land.

Section 6.13  Site Description and Other Documents.  The site description of the Land furnished to Bank accurately depicts the state of facts it purports to depict and each other document furnished to Bank pursuant to this Agreement is a true and correct copy thereof, has not been modified or amended and is in full force and effect on the date hereof.

Section 6.14  Power to Carry On Business.  Borrowers have all requisite power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted and as presently planned to be conducted.

Section 6.15  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan that is not a Multiemployer Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.  None of the Borrowers or Subsidiary has a present intention to terminate any Pension Plan with respect to which Borrowers or Subsidiary would incur a cost of more than $100,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including attorneys' and actuaries' fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys' fees and expenses in connection with litigation related to such termination.

Section 6.16  Taxes.  Borrowers have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by each of them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrowers have set aside on its/their respective books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 6.17  Real Estate Brokers.  All real estate commissions and brokers fees will be paid at the time of settlement for the sale of each specific Unit.

Section 6.18 Termination of Existing $4,100,000.00 Line of Credit.  The existing line of credit loan from the Bank to one or more of the Borrowers in the amount not to exceed $4,100,000.00 for land development and construction purposes has been terminated and the Bank has no further obligation or liability thereunder.

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ARTICLE VII

AFFIRMATIVE COVENANTS

Section 7.1  So long as this Agreement is in effect, the Borrowers shall:

(a)

Financial Statements and Other Information. Promptly deliver to the Bank (i) quarterly, within sixty (60) days after the end of each of its fiscal quarters, its 10Q statement and a consolidated financial statement of the Borrowers, and each of Borrowers’ subsidiaries as of the end of such quarter, which financial statement shall consider of income and cash flows for such period, for the corresponding period in the previous fiscal year, with a consolidated balance sheet as of the end of such period; the quarterly financial statements to be internally prepared and verified in writing by the chief executive officer of the Borrowers and any of the Borrowers’ subsidiaries; and in such detail as the Bank may request; (ii) within one hundred twenty (120) days after the end of each fiscal year, consolidated statements of the Borrowers and each of Borrowers’ subsidiaries’ income and cash flows and its consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be audited by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by the Borrowers and each subsidiary of any of the Borrowers chief financial officer to be correct and in accordance with the Borrowers’ and each subsidiary of any of the Borrowers records and to present fairly the results of the Borrowers’ and each subsidiary of Borrowers’ operations and cash flows and its financial position at year end; and (iii) with each statement of income, a certificate executed by the Borrowers and each subsidiary of any of the Borrowers’ chief executive and chief financial officers or other such person responsible for the financial management of the Borrowers and each subsidiary of any of the Borrowers (A) setting forth the computations required to establish the Borrowers’ and each subsidiary of any of the Borrowers’ compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the Borrowers’ and each subsidiary of any of the Borrowers during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrowers and each Subsidiary of each of the Borrowers has taken with respect thereto.  The Borrowers and each subsidiary of each of the Borrowers shall also promptly provide the Bank with copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Bank, such additional information, reports or other information as the Bank may from time to time reasonably request regarding the financial and business affairs of the Borrowers’ and each subsidiary of each of the Borrowers.  In addition, the Borrowers and each of their subsidiaries shall submit to the Bank within thirty (30) days of each month end, monthly sales and construction reports on each of the Projects

(b)

Accounting, Tax Returns and Payment of Claims.  The Borrowers and each subsidiary of each of the Borrowers will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

(c)

Inspections.  Promptly upon the Bank’s request, the Borrowers will permit, and cause its Subsidiaries to permit, the Bank’s officers, attorneys or other agents to inspect its and its subsidiary’s premises, examine and copy its records and discuss its and its subsidiary’s business, operations and financial or other condition with its and its subsidiary’s responsible officers and independent accountants.

(d)

Operating Accounts.  Maintain and cause all subsidiaries to maintain, depository bank accounts with the Bank.

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(e)

Changes in Management and Control.  Immediately upon any change in the identity of any of the Borrowers’ chief executive officers, the Borrowers will provide to the Bank a certificate executed by its respective senior individual authorized to transact business on behalf of each of the Borrowers specifying such change.

(f)

Notice of Defaults and Material Adverse Changes.  Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a material adverse effect upon any of the Borrowers and/or any of their respective subsidiaries or (iii) any Action, the Borrowers will provide to the Bank a certificate executed by the Borrowers’ senior individuals authorized to transact business on behalf of the Borrowers, specifying the date(s) and nature of the event or the Action and what action the Borrowers and their respective subsidiaries has/have taken or proposes to take with respect to it.

(g)

Insurance.  Maintain their, and cause all subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers’ compensation and business interruption insurance and flood hazard insurance as required.

(h)

Construction of the Improvements.  Borrowers shall commence the construction of the lmprovements and thereafter prosecute the same with diligence and continuity to completion and shall cause the same to be completed in a good and workmanlike manner in accordance with the Plans and Specifications and in compliance with all applicable laws, all applicable permits, licenses and approvals and all applicable private covenants, on or before the applicable Completion Date, free and clear of all liens or claims of liens for Materials supplied or work performed in connection therewith. Upon demand of Bank, Borrowers shall correct any defect in the Improvements or any departure from the Plans and Specifications.

(i)

Subcontracts. At least ten days prior to the commencement of any Project, Borrowers shall furnish to Bank executed copies of all Subcontracts (if any) necessary for the construction of the Improvements, which Subcontracts shall be fixed price contracts satisfactory to Bank in all respects.

(j)

Materials.  Borrowers shall cause all Materials:

(1)

to be purchased in a manner that will result in the ownership thereof vesting unconditionally in Borrowers, free from all liens, charges, encumbrances and security interests, on delivery of such materials to the Land;

(2)

to be stored at the Land under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects;

(3)

to be covered by the lien and security interest of the Mortgages; and

(4)

to be covered by a "Builder's Risk" insurance policy satisfactory to Bank. Borrowers shall deliver to Bank, on demand, copies of any contracts, bills of sale, statements, receipted vouchers, insurance certificates or agreements under which Borrowers claims title to any Materials used in the construction of, or to be incorporated into, the Improvements.

(k)

Notices.  Promptly upon becoming aware thereof, Borrowers shall give Bank notice of:

(1)

any Event of Default or Potential Default, together with a written statement setting forth the details thereof, and the action being taken by Borrowers to remedy the same;

(2)

any material adverse change in the business, operations or condition, financial or otherwise, of Borrowers :

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(3)

the commencement, existence or threat Orally proceeding by or before any official Body against or affecting Borrowers which, if adversely decided, would have a material adverse elect on the business operations or condition, financial or otherwise, of Borrowers or on their ability to perform their obligations under the Loan Documents or on the construction or operation of the Improvements;

(l)

Visitation.  Borrowers shall permit such persons as Bank may designate to visit and inspect the Property, to examine the books, records and documents relating to the Property and the Project and take copies and extracts therefrom and to discuss the affairs of Borrowers relating thereto with the officers, employees and independent accountants of Borrowers at such times and as often as Bank may request. Borrowers hereby authorize such officers, employees and independent accountants to discuss with Bank such affairs of Borrowers. Bank shall have no obligation to make any such inspections nor any responsibility to Borrowers or any person, firm or corporation for any deficiency in construction or variance from the Plans and Specifications which may be revealed by any such inspection, whether or not discovered by Bank.

(m)

Books and Records.  Borrowers shall maintain and keep proper records and books of account in conformance with generally accepted accounting principles applied on a consistent basis in which full, true and correct entries shall be made of all its dealings and business affairs.

(n)

Other Obligations.  Borrowers shall maintain all obligations of Borrowers in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrowers, in a current status.

(o)

Further Assurances.  Promptly upon the request of the Bank, the Borrowers will execute , and cause its subsidiaries to execute, and deliver each writing and take each other action that the Bank deems necessary or desirable in connection with any transaction contemplated by this Agreement.

ARTICLE VIII

NEGATIVE COVENANTS

Section 8.1  As long as this Agreement is in effect, none of the Borrowers shall:

(a)

Indebtedness.  Permit any indebtedness (including direct and contingent liabilities) except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.

(b)

Guaranties.  Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business.

(c)

Liens.  Permit any of its assets to be subject to any security interest, mortgages or other lien or encumbrance, except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers’ compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmen’s, mechanics’, carriers’ and similar liens arising in the normal course of business.

(d)

Investments.  Make any investment other than in FDIC insured deposits or United States Treasury obligations of less than one year, or in money market or mutual funds administering such investments.

(e)

Loans.  Make any loan, advance or other extension of credit, except for endorsements of negotiable instruments deposited to any one or more of the Borrowers’ deposit accounts for collection, trade credit in the normal course of business and intercompany loans approved in writing by the Bank.

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(f)

Distributions.  Declare or pay any distribution, except for (i) dividends payable solely in stock and (ii) cash dividends paid to any one or more of the Borrowers by its respective subsidiary.

(g)

Changes In Form.  (i) Transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name or (iv) make any material change in its respective business, structure, purposes or operations that might have a material adverse effect on the Borrowers and/or any of its respective subsidiaries, nor (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

(h)         Transfer Title.  Without the prior written consent of the Bank in each instance, which consent may be given or withheld in the Bank’s sole discretion, none of the Borrowers shall not voluntarily or involuntarily cause or permit, any transfer of the Property or any portion thereof, whether voluntary, involuntary, by operation of law, or otherwise, nor shall any of the Borrowers enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property without the Bank’s prior written consent.  A “transfer” of the Property includes (i) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (ii) the execution of an installment sale contract or similar instrument affecting all or a portion of the Property; (iii) the transfer (whether in one transaction or a series of transactions) of stock, partnership or other ownership interests constituting a controlling interest in any one or more of the Borrowers; and (iv) a lease or leases which, separately or in the aggregate, cover cumulatively more than twenty percent (20%) of the usable space on the Property.

ARTICLE IX

FINANCIAL COVENANTS

Section 9.1  During the term of this Agreement, the Borrowers shall not:

(a)

Tangible Net Worth.  Permit their tangible net worth to be less than $12,000,000.00, to be tested annually;

(b)

Debt to Worth Ratio.  Permit the ratio of (A) liabilities of the Borrowers (other than liabilities fully subordinated to its obligations to the Bank) to (B) the consolidated tangible net worth of the Borrowers,  to be greater than 1.75 : 1.00, to be tested annually;

(c)

Debt Service Coverage Ratio.  Permit the ratio of (A) the sum of (i) the net income of the Borrowers, (ii) the depreciation and amortization of the Borrowers, (iii) the interest expense of the Borrowers, and (iv) other non-cash or extraordinary expenses of the Borrowers, during any fiscal year, and any distributions (if permitted), to (B) the total of (i) the current installments of all principal payable by the Borrowers, in connection with any indebtedness or other obligation maturing more than one year after the end of such fiscal year and arising from the borrowing of any money or the deferral of the purchase price of any asset and (ii) the interest expense of the Borrowers, during such fiscal year, to be less than 1.50 : 1.00 to be tested annually, with the calculation of interest expense not to include the interest on the Loan;

(d)

Modifications to Other Agreements.  Amend or modify any existing agreement with any person, firm, entity or corporation in any manner materially adverse to any of the Borrowers;

(e)

General Construction Contract.  Terminate any General Construction Contract, if any, or amend, modify or supplement any General Construction Contract in any respect, except pursuant to Change Orders permitted thereby;

(f)

Change Orders.  Without Bank’s prior written consent, not execute, or permit the performance of work or the furnishing of Materials pursuant to, any Change Order involving an increase in the costs of construction of $25,000.00 or more for any single Change Order or $25,000.00 or more in the

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aggregate, or involving any material change in the architectural, mechanical or structural design of any portion of the Improvements or any material change in the quality of workmanship or Materials or any delay in completion of construction of the Improvements beyond the Completion Date. Borrowers shall deliver copies of all Change Orders to Bank promptly after their execution, together with a certificate from Borrowers concerning the effect of such change, if any, on the Completion Date and adequacy of the remaining Loan funds to complete the Improvements. Borrowers shall procure and furnish to Bank appropriate amendments to any payment and performance bonds in effect with respect to the General Construction Contract and/or Subcontracts affected by any Change Order.

ARTICLE X

EVENTS OF DEFAULT

Section 10.1  Event of Default.  The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

A.

Any one or more of the Borrowers fails to pay any installment of principal or interest, or both, or any other monies due, when, where and as due hereunder, or under either of the Notes, or under any other obligation of any one or more of the Borrowers and/ to Bank, and for such failure to continue for a period of ten (10) consecutive days following the mailing by Bank to Borrowers of notice of such failure of payment;

B.

The determination by the Bank that any of the representations, warranties and covenants made by any one or more of the Borrowers in this Loan Agreement or in any of the documents executed pursuant hereto or in any other document heretofore or hereinafter executed is or was inaccurate or false in a material respect when made;

C.

The failure of any one or more of the Borrowers to provide Bank with the notice required pursuant to Section 10.2 hereof;

D.

The failure of any one or more of the Borrowers to perform or observe any non-monetary covenant, condition or agreement in this Loan Agreement, or the or any other document executed pursuant hereto to be observed or performed by any one or more of the Borrowers for a period in excess of thirty (30) days past the date for performance, or if no specific date is applicable, past the date written notice of such failure is mailed by the Bank to Borrowers;

E.

The admission by any one or more of the Borrowers of its/their inability to pay its/their debts as they mature, or of any one or more of the Borrowers making a general assignment for the benefit of creditors, or any proceedings institute by or against any one or more of the Borrowers to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of any one or more of the Borrowers or any of its/their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any one or more of the Borrowers seeking an appointment of a receiver, trustee, or similar official for it or for any substantial part of its property, or for any one or more of the Borrowers to take any corporate action to authorize any of the actions set forth in this subsection; provided, however, if any such action is taken against any one or more of the Borrowers, such action shall not constitute an Event of Default hereunder unless and until such action exists undismissed for a period of thirty (30) consecutive days;

F.

The default by any one or more of the Borrowers under any other note or agreement whether now existing or hereafter entered into by any one or more of the Borrowers with or in favor of Bank or any third party;

G.

The entry of one or more judgments against any one or more of the Borrowers and for such condition to exist without an appropriate stay of execution for a period in excess of thirty (30) days;

H.

The default by any one or more of the Borrowers under any other loan agreement, note, the Mortgages, security agreement, guarantee or any other agreement now, heretofore or hereafter given by any one or more of the Borrowers to Bank or between any one or more of the Borrowers and Bank;

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I.

The dissolution of any one or more of the Borrowers; or

J.

The request for payment by any Official Body in any amount under the Letter of Credit.

Section 10.2  Notice to Bank of Default.  As soon as possible after Borrowers know or has/have reason to know that an Event of Default specified in Section 10.1 hereof, or any event which with notice or lapse of time or both would become such an Event of Default, has occurred, Borrowers shall furnish Bank with written notice of such occurrence, together with a statement by a senior officer describing the action, if any, which Borrowers propose to take with respect thereto.

ARTICLE XI

REMEDIES UPON EVENT OF DEFAULT

Section 11.1  Remedies on Default.  Upon the occurrence of one or more Events of Default hereunder, the Bank shall have the following specific rights in addition to such other rights as the Bank may have under laws governing the enforcement of debts:

A.

Bank may without further notice declare the entire unpaid balance of principal plus interest on the Note immediately due and payable;

B.

Bank shall not be required to make any further advances under either of the Loans;

C.

Bank may take such action under the Mortgages, the Assignment of Leases, the Assignments, the Loan Documents or under any or all of these documents as may be authorized in any such document; and

D.

Bank may exercise, or cause to be exercised, any and all such other remedies as it may have hereunder, and/or under the Notes, the Loan Documents, at law or in equity.

Section 12.2  Special Remedies.  If an Event of Default shall occur, Bank shall have the right, in addition to any rights or remedies available to it under this Agreement or any other Loan Document, or available to it at law or in equity, to enter into and take possession of the Property and to complete or cause to be completed the Project.  For this purpose, Borrowers agree that Bank shall have the right, and hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact, coupled with an interest, with full power of substitution, (i) to use any funds of Borrowers (including any funds which may be held in escrow and any funds which may remain unadvanced hereunder, which Borrowers for such purpose hereby quitclaims to Bank) for the purpose of completing the Project; (ii) to make such additions and changes to and corrections of the Plans and Specifications as may be necessary or desirable to complete the Improvements substantially in the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, architects, watchmen and inspectors as shall be required for said purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may be liens against the Property or may be necessary or desirable for the completion of the work or the clearance of title; (v) to execute all applications and certificates in the name of Borrowers which may be required by the General Construction Contract; (vi) to prosecute and defend all actions or proceedings in connection with the Project and to take such action and require such performance as Bank deems necessary; (vii) to set-off against and to appropriate and apply to any of the Obligations, any debt owing to, and any other funds held in any manner for the account of Borrowers by Bank, including all funds in all deposit accounts (general or special) now or hereafter maintained by Borrowers with Bank: and (viii) generally to do any and every act with respect to the construction, occupancy and use of the Property as any one or more of the Borrowers may do in its/their own behalf. Should the unadvanced portion of the Loans be insufficient to pay the sums expended or incurred by Bank for any of the foregoing purposes, the amount of the deficiency shall be added to the indebtedness evidenced hereby and by the Note, shall be secured by the Mortgages and the other Loan Documents and shall be paid by Borrowers to Bank on demand with interest thereon at the Default Rate until paid.

Section 11.3  Additional Remedies.  The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Bank in law or in equity, all

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of which rights and remedies are specifically reserved by Bank, and the failure to exercise the remedies herein provided shall not preclude the resort to any other appropriate remedy or remedies nor shall use of the said remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies which by law or equity shall be vested in Bank for the recovery of damages or otherwise in the event of a breach of any of the covenants herein contained to be kept, observed and performed by Borrowers.

Section 11.4  Nonwaiver.  Failure of the Bank to exercise any option hereunder or to declare a default and/or to declare immediately due and payable the balance remaining unpaid on the Notes or any renewal or part renewal thereof by reason of any breach on the part of Borrowers of any of the terms and conditions herein, or by reason of the Events of Default as set forth above, shall not constitute a waiver thereof by the Bank or preclude the Bank from exercising such option at any time by reason of such breach or the happening of any such event.

ARTICLE XII

OPINION OF COUNSEL

Section 12.1  Opinion of Borrowers’ Counsel.  At closing, Borrowers shall provide Bank with an opinion of Borrowers’ counsel, in a form acceptable to Bank’s counsel, which provides that Borrowers’ counsel after reviewing such documents as he or she deemed necessary is of the opinion that:

A.

Borrowers are Pennsylvania or Delaware Corporations, as the case may be, duly organized and validly existing and in good standing under the laws of the state of incorporation, and authorized to conduct business in the Commonwealth of Pennsylvania, and having all the requisite power to carry on its business as it is now being conducted and as contemplated;

B.

Borrowers have all necessary power and authority to purchase, own, Mortgages, encumber and sell their properties and to generally carry on its business and to carry out the transactions contemplated by the Loan Documents.

C.

The execution, delivery and performance of the Loan Documents in accordance with their respective provisions, the performance of the transactions contemplated by the Loan Documents, and the execution, issuance and delivery of the same have been duly authorized by all necessary action on the part of Borrowers.

D.

This Loan Agreement and the documents being executed pursuant hereto have been duly authorized, executed and delivered by the signatories thereto, each is the legal, valid and binding obligation of the signatories thereto, and each is enforceable against Borrowers in accordance with its terms except as the same may be limited by bankruptcy, insolvency an other similar laws of general application relating to and affecting the rights of creditors;

E.

The execution and delivery of this Loan Agreement and the documents executed pursuant hereto and the performance and observance of the terms thereof will not contravene any provision of existing law or regulation or of Borrowers’ Articles of Incorporation or By-Laws, and will not conflict with, or result in any breach of the terms, conditions or provisions of or constitute a default under or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of any of the Borrowers pursuant to any indenture, Mortgages or other agreement or instrument to which any of the Borrowers is a party or by which the assets of any of the Borrowers are bound other than the liens created by this Loan Agreement and the documents executed pursuant hereto;

F.

No consent, approval of authorization of, or declaration or filing with any governmental authority regarding the execution and delivery or performance of the Loan Documents or the performance of any of the transactions contemplated thereby is required to be obtained by any of Borrowers of any

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governmental body, authority, agency, court or any other person or entity, public or private, except an occupancy certificate upon completion of construction.

G.

Borrowers are in full and complete compliance with all applicable federal, state and municipal statutes, rules, regulations and ordinances pertaining to each of the Borrowers and its/their respective properties, and none of the Borrowers is in violation of any federal, state or municipal statute, rule or regulation or ordinance concerning its/their respective business practices or ownership of the Property.

H.

There is no litigation or governmental proceeding or investigation pending or to my knowledge threatened against any one or more of the Borrowers in any governmental department or agency, and there is no order of record, judgment of record or decree of any court of governmental authority of record or any regulatory body of record with respect to any one or more of the Borrowers the results of which would materially or adversely affect any one or more of the Borrowers.

I.

There exist no Event of Default or any condition which with the passage of time and/or the giving of notice, would create such a default under this Loan Agreement.

J.

Each Project is zoned “R-C,” “Resorts Commercial,” which permits the planned use for the construction and operation of the Project uses.  The Borrowers have obtained or will obtain:  (i) land development approval for the Project from the applicable municipal Planning Commission and Board of Supervisors, in which al conditions have been satisfied; (ii) all required building permits for each Project; and (iii) all other private or municipal zoning and land development approvals required for the construction of each Project, and to the extent presently obtainable for the operation of each Project, all of which are final and non-appealable.

ARTICLE XIII

INSURANCE

Section 13.1  Insurance. Borrowers shall provide builder’s risk insurance in an amount not less than Ten Million and 00/100 ($10,000,000.00) Dollars, in connection with the Loan, with a Mortgagee and Lender-Loss Payable Clause in favor of Bank, by an insurance company reasonably acceptable to Bank, and such other insurance required by the Mortgages.

Section 13.2  Other Insurance.  Borrowers shall maintain comprehensive general liability insurance in an amount not less than Ten Million and 00/100 ($10,000,000.00) Dollars, and property such additional insurance in such amounts as damage insurance and Bank may reasonably request, including, but not limited to, such insurance as required by the Laurel Woods Mortgages.

Section 13.3  Notice of Cancellation of Insurance.  All insurance policies shall provide for at least fifteen (15) days prior written notice to Bank of cancellation or termination.

ARTICLE XIV

CONDITIONS PRECEDENT TO DISBURSEMENTS

Section 14.1  Conditions Precedent to Disbursements.  In addition to each and every requirement of the Loan Agreement which must be met by Borrowers prior to a disbursement of the proceeds of the Loan, no such disbursement shall occur unless and until:

A.

This Agreement has been properly executed;

B.

The Note has been duly executed and delivered to Bank;

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C.

The Mortgages and the Lease Assignments have all been duly executed, delivered and recorded;

D.

The Assignments have been duly executed and delivered to Bank;

E.

The tenant’s estoppel certificate from Peak has been duly executed and delivered to Bank;

F.

The Title Insurance required hereunder has been delivered to Bank;

G.

The Opinion of Counsel required hereunder has been executed and delivered to Bank;

H.

Appropriate corporate resolutions of Borrowers authorizing the borrowing and guaranteeing hereunder have been delivered to Bank;

I.

The delivery of certificates evidencing that the insurance required hereunder has been obtained;

J.

The Bank’s receipt of an acceptable Phase I environmental audit for the Land, the costs of which are to be paid at Closing by the Borrowers.

K.

The payment of all fees due upon the execution of this document;

L.

The delivery to Bank of the building permits, Subdivision Approval, Plans and Specifications, for each current Project;

M.

The Appraisals and Audits have been reviewed by and accepted by Bank;

N.          Cross collateral and cross default mortgages have all been duly executed, delivered and recorded with respect to a $3,100,000.00 loan previously made available to or for the benefit of one or more Borrowers; and

O.

The delivery and/or the execution of such other documents as Bank any reasonably require hereunder.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.1  Notices.  All notices and other communications provided for hereunder or under any of the documents executed pursuant hereto shall be in writing and shall be deemed given when mailed postage prepaid by United States first class mail to:

Borrowers :

                          Route 940 and Moseywood Road

P.O. Box 707

Blakeslee, PA 18610-0707

Attn:  Eldon D. Dietterick

Bank:

Manufacturers and Traders Trust Company

15 S. Franklin Street

Wilkes-Barre, PA 18711

Attn. Sandra Chickeletti, V.P.

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Section 15.2  Assignment.  The Borrowers may not assign their respective rights or obligations under this Loan Agreement without the prior written consent of the Bank. Notwithstanding the foregoing, the obligations of Borrowers hereunder shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

Section 15.3  Controlling Law.  This Loan Agreement and the Note and documents executed pursuant hereto shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Section 15.4  Expenses and Attorney Fees.  Any and all expenses associated with the Loan, including, but not limited to, expenses associated with flood searches and with the filing or recording of any documents pursuant hereto shall be paid by Borrowers. In addition, Borrowers shall pay the reasonable fees of the attorneys for the Bank for services rendered in connection with the closing of the Loan. Finally, Borrowers shall pay the reasonable attorney fees of the Bank in connection with the renegotiation, redrafting, modifying, interpretation and enforcement of any of the provisions of this Loan Agreement.

Section 15.5  Amendments.  This Loan Agreement may only be amended by a written document duly executed by all the parties hereto.

Section 15.6  Indemnification.  Borrowers hereby jointly and severally agree to indemnify, defend and hold harmless Bank, its successors and assigns, from and against and in respect of, any and all damages, liabilities, reasonable fees, reasonable costs, reasonable expenses (and including, without limitation, reasonable attorney’s fees and expenses) of every kind, nature or description incurred or suffered by Bank by reason of or resulting from or arising out of this Agreement including, but not limited to, any and all investigations, litigations, actions, suits, proceedings, demands, assessments, costs, fees, expenses or judgments under any state or federal laws, including securities laws.

Section 15.7  Severability. The invalidity of any one or more provisions of this Loan Agreement, or any portion of it, shall not be deemed to affect or impair the validity and enforceability of the remainder of the Loan Agreement or the provisions hereof.

Section 15.8  Governing Law.  This Loan Agreement and the documents executed pursuant hereto shall be governed by the laws of the Commonwealth of Pennsylvania and Borrowers hereby consent to jurisdiction of the Courts of Carbon and Luzerne County, Pennsylvania or the Federal District Court for the Middle District of Pennsylvania in any disputes arising here from.

Section 15.9  Survival of Representations and Warranties.  All covenants, representations and warranties of Borrowers hereunder, or in any of the documents referred to herein shall survive the closing hereunder, and will continue in full force and effect until all obligations of Borrowers to Bank have been paid in full and satisfied.

Section 15.10  Headings.  The headings in the sections hereof are inserted for convenience only and shall not constitute a part hereof.

Section 15.11  Waiver of Jury Trial.  BORROWERS EACH WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION BETWEEN OR AMONG BORROWERS, BANK AND/OR ANY THIRD PARTIES CLAIMING RIGHTS UNDER THE BANK CONCERNING THEIR RESPECTIVE RIGHTS UNDER THIS LOAN AGREEMENT, ANY OF THE DOCUMENTS EXECUTED PURSUANT HERETO, OR ANY GOVERNING LAW.

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Section 15.12  Further Assurances.  From time to time, the Borrowers shall take, and cause each of its respective Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

Section 15.13  Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies.  All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.  In the event of any unreconcilable inconsistencies, this Agreement shall control.  No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

Section 15.14  Joint and Several.  Each of Borrowers shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term “the Borrowers” and the term “Guarantors” shall include each as well as all of them.

Section 15.15  Interpretation.  Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Agreement.  Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous.  Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law.  If any provision nevertheless is held invalid, the other provisions shall remain in effect.  The Borrowers agree that in any legal proceeding, a photocopy of this Agreement kept in the Bank’s course of business may be admitted into evidence as an original.

Section 15.16  Acknowledgment.  Borrowers acknowledge that each has read and understands all the provisions of this Agreement, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

TIN # 24-0822326

BIG BOULDER CORPORATION

By:  /s/ Eldon D. Dietterick

Eldon D. Dietterick, Executive Vice President & Treasurer

Witness:  /s/ Christine A. Liebold

                                      (Signature)

Christine A. Liebold

                                    (Typed Name)

TIN # 24-0854342

BLUE RIDGE REAL ESTATE COMPANY

By:    /s/ Eldon D. Dietterick

Eldon D. Dietterick, Executive Vice President & Treasurer

Witness: /s/ Christine A. Liebold

                                      (Signature)

 Christine A. Liebold

                                    (Typed Name)

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TIN # 51-0294425 BBC HOLDINGS, INC. By: /s/ Eldon D. Dietterick Eldon D. Dietterick, President & Treasurer Witness: /s/ Christine A. Liebold (Signature) Christine A. Liebold (Typed Name)

TIN # 51-0294426

BRRE HOLDINGS, INC.

By:   /s/ Eldon D. Dietterick

Eldon D. Dietterick, President & Treasurer

Witness:  /s/ Christine A. Liebold

                                      (Signature)

  Christine A. Liebold

                                    (Typed Name)

[SIGNATURES CONTINUED ON NEXT PAGE]

TIN #23-1682251 NORTHEAST LAND CO. By: /s/ Eldon D. Dietterick Eldon D. Dietterick, Executive Vice President & Treasurer Witness: /s/ Christine A. Liebold (Signature) Christine A. Liebold (Typed Name)

TIN # 23-2243205

LAKE MOUNTAIN COMPANY

By:    /s/ Eldon D. Dietterick

Eldon D. Dietterick, Executive Vice President & Treasurer

Witness:     /s/ Christine A. Liebold

                                      (Signature)

 Christine A. Liebold

                                    (Typed Name)

TIN # 23-1670482

JACK FROST MOUNTAIN COMPANY

By:   /s/ Eldon D. Dietterick

Eldon D. Dietterick, Executive Vice President & Treasurer

Witness:   /s/ Christine A. Liebold

                                      (Signature)

Christine A. Liebold

                                    (Typed Name)

TIN # 20-2287001

BOULDER CREEK RESORT COMPANY

By:   /s/ Eldon D. Dietterick

Eldon D. Dietterick, Executive Vice President & Treasurer

Witness:  /s/ Christine A. Liebold

                                      (Signature)

Christine A. Liebold

                                    (Typed Name)

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TIN # 65-1190104

MOSEYWOOD CONSTRUCTION CO., Individually and d/b/a STONEY RUN REALTY COMPANY and d/b/a STONEY RUN BUILDERS COMPANY

By:  /s/ Eldon D. Dietterick

Eldon D. Dietterick, Executive Vice President & Treasurer

Witness:  /s/ Christine A. Liebold

                                      (Signature)

Christine A. Liebold

                                    (Typed Name)

ACCEPTED:

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Sandra Chickeletti

          Sandra Chickeletti, Vice President

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA

)

: SS.

COUNTY OF CARBON

)

On the 20th day of April, in the year 2006, before me, the undersigned, a Notary Public in and for said Commonwealth, personally appeared ELDON D. DIETTERICK, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within said instrument and acknowledged to me that he/she executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Eric D. Hanna

Notary Public

COMMONWEALTH OF PENNSYLVANIA

Notarial Seal

Eric D. Hanna, Notary Public

Tobyhanna Twp., Monroe County

My Commission Expires Jan. 31, 2009

Member, Pennsylvania Association of Notaries

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EXHIBIT “A”

Legal Description

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EXHIBIT “B”

Cost Certificate

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